UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 421-7605
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 8.01 Other Events.
On December 9, 2010, Mark O’Brien, the Chairman and CEO of Walter Investment Management Corp. (the “Company”) and Charles Cauthen, the Company’s President and Chief Operating Officer, entered into Rule 10b5-1 Plans pursuant to which they instructed Merrill Lynch, Pierce, Fenner & Smith Incorporated to sell sufficient shares of Company stock to cover withholding tax obligations and related brokerage commissions and fees to be incurred at such time as the restrictions on previously awarded grants of restricted stock units lapse. The plans relate to the awards set forth in the following tables:
Mark O’Brien

					Quantity of
		Number of	Sale Period	Sale Period	Shares to be
Date of Grant	Date of Lapse	Shares Lapsed	Start Date	End Date	Sold	Price
2/27/2008	2/27/2011	5,504	3/1/2011	3/31/2011	*	Market
5/19/2009	5/19/2012	21,202	5/22/1012	6/19/2012	*	Market
1/4/2010	1/4/2013	11,801	1/7/2013	1/31/2013	*	Market

*	Sufficient shares to cover tax obligations and related brokerage commissions and fees on the shares on which restrictions have lapsed
Charles Cauthen

					Quantity of
		Number of	Sale Period	Sale Period	Shares to be
Date of Grant	Date of Lapse	Shares Lapsed	Start Date	End Date	Sold	Price
2/27/2008	2/27/2011	4,031	3/1/2011	3/15/2011	*	Market
5/19/2009	5/19/2012	14,135	5/22/1012	6/19/2012	*	Market
1/4/2010	1/4/2013	7,931	1/7/2013	1/31/2013	*	Market

*	Sufficient shares to cover tax obligations and related brokerage commissions and fees on the shares on which restrictions have lapsed
There are six plans in total, three each for Messrs. O’Brien and Cauthen, each corresponding to one of the trades described above. The terms and conditions of the plans are contained in the form of the plan attached hereto as Exhibit 99.1.
The information contained in this Item 8.01 is being furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into a registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits
(d) Exhibits

Exhibit
No.	Note	Description
99.1		Form of Rule 10b5-1 Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: December 9, 2010	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary